UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

The Mexico Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-02409	13 306 9854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 I Street, NW, Suite 1100

Washington, DC 20006

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(202) 261-7941

(none)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 22, 2006, The Mexico Fund, Inc. (the “Fund”) issued a press release announcing the terms of its forthcoming in-kind repurchase offer, from December 22, 2006 to January 16, 2007. The Fund’s press release also announced that a rights offering of Fund shares is currently under consideration by the Fund’s Board of Directors. A copy of the Press Release has been filed as an exhibit to this report and is incorporated by reference herein.

The press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in the release does not constitute an admission by The Mexico Fund or any other person that the events or circumstances described in such statement are material.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed as part of this report:

Exhibit	Name of Exhibit
(i)	Press Release dated December 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Mexico Fund, Inc.

Date: December 22, 2006	By:	/s/ Sander M. Bieber
Sander M. Bieber
Assistant Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
(i)	Press Release dated December 22, 2006